Exhibit 3.6

AMENDED AND RESTATED

BYLAWS

OF
CCSC/BLACKHAWK, INC.

a Colorado corporation

The following bylaws (the “Bylaws”) constitute the amended and restated bylaws of CCSC/Blackhawk, Inc., a Colorado corporation (the “Corporation”) as of April 22, 2003.

ARTICLE I

OFFICES

Section 1.        Registered Office.  The registered office of the Corporation required by the Colorado Business Corporation Act to be maintained in the State of Colorado shall be as set forth in the Corporation’s Articles of Incorporation (the “Articles”), unless changed as provided by law.

Section 2.        Other Offices.  The Corporation may have such other offices, either within or outside Colorado, as the board of directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1.        Annual Meetings.  An annual meeting of the shareholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting.  The date, time and place of the annual meeting may be determined by resolution of the board of directors.  Failure to hold an annual meeting as required by these Bylaws shall not invalidate any action taken by the board of directors or officers of the Corporation.

Section 2.        Special Meetings.  Special meetings of shareholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Colorado, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.  Such meetings may be called at any time by the any member of board of directors or the president and shall be called by the president upon the written request of holders of shares entitled to cast not less than one-tenth of the outstanding shares of any series or class of the Corporation’s capital stock entitled to vote at the meeting.

Section 3.        Place of Meetings.  The board of directors may designate any place, either within or without the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 4.        Notice.  Whenever shareholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting; except that, if the number of authorized shares is to be increased, at least thirty (30) days’ notice shall be given.  Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (a) an amendment to the Articles of the Corporation, (b) merger or share exchange in which the Corporation is a party and with respect to a share exchange, in which the Corporation’s shares will be acquired, (c) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the Corporation or of another entity which the Corporation controls, in each case with or without good will, (d) a dissolution of the Corporation, or (e) any other purpose for which a statement of purpose is required under the Colorado Business Corporation Act.  All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his, her or its address as the same appears on the records of the Corporation.

Section 5.        Waiver of Notice.  Whenever notice is required by law, the Articles or these Bylaws to be given to any shareholder, a waiver thereof in writing signed by the shareholder entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.  By attending a meeting, a shareholder (a) waives objection to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting, and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the notice of such meeting unless the shareholder objects to considering the matter when it is presented.

Section 6.        Shareholders List.

(a)           The officer having charge of the stock ledger of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the inspection of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period beginning the earlier of at least ten (10) days prior to the meeting or two (2) business days after the notice of meeting is given and continuing through the meeting and any adjournment thereof, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or a duplicate thereof or to vote at any meeting of the shareholders.

(b)           Any shareholder, his agent or attorney is entitled on written demand to inspect or copy the record during regular business hours and during the period it is available for inspection, provided (i) the shareholder has been a shareholder for at least three (3) months immediately preceding the demand or holds at least five percent (5%) of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder’s interest as a shareholder, (iii) the shareholder describes with reasonable particularity such purpose, (iv) the record is directly connected with the described purpose, and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.

Section 7.        Quorum.  Except as otherwise provided, by applicable law or by the Corporation’s Articles, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 8 of this Article, until a quorum shall be present or represented.

Section 8.        Adjourned Meetings.  When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 9.        Vote Required.  When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one upon which by express provisions of an applicable law or of the Articles, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

Section 10.      Voting Rights.  Except as otherwise provided by the Colorado Business Corporation Act or by the Articles, and subject to Section 3 of Article VI hereof, every shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of common stock held by such shareholder.  In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote.  Cumulative voting shall not be allowed.

Section 11.      Proxies.  Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy.  Every proxy must be signed by the shareholder granting the proxy or by his, her or its attorney-in-fact.  No proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 12.      Meetings by Telephone.  Any shareholder may participate in and act at any meeting of the shareholders through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 13.      Action by Written Consent.

(a)           Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the Corporation.  Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document.  Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein shall be effective when all shareholders entitled to vote have signed the consent.  The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.

(b)           Any shareholder who has signed a writing describing and consenting to the action taken pursuant to this Section 13 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder’s prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

ARTICLE III

DIRECTORS

Section 1.        General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, except as otherwise provided in the Colorado Business Corporation Act, the Articles or these Bylaws.

Section 2.        Tenure and Qualifications.  The number of directors of the Corporation shall initially be three (3), as may be fixed from time to time by resolution adopted by a majority of the board of directors.  Thereafter, each director shall hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.  Directors must be at least eighteen (18) years old but need not be residents of Colorado or shareholders, of the Corporation.

Section 3.        Resignation.  Any director may resign at any time by giving written notice to the president or to the board of directors.  A director’s resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.        Removal.  At a meeting called expressly for that purpose, the entire board of directors or any lesser number may be removed, with or without cause, by a vote of the holders of at least a majority of shares then entitled to vote at an election of directors; except that if the holders of shares of any class of stock are entitled to elect one or more directors by the provisions of the Articles, the provisions of this Section 4 shall apply, with respect to the removal of a director or directors so elected by such class, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.  Any reduction in the authorized number of directors shall not have the effect of shortening the term of any incumbent director unless such director is also removed from office in accordance with the terms of this Section 4.

Section 5.        Vacancies.  Any vacancy occurring in the board of directors, including vacancies due to an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum, or by the affirmative vote of two (2) directors if there are only two (2) directors remaining, or by a sole remaining director, or by the shareholders if there are no directors remaining.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 6.        Regular Meetings.  A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon thereafter as conveniently may be, at the time and place, within Colorado, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting.  Failure to hold such meeting, however, shall not invalidate any action taken by any officer then or thereafter in office.  The board of directors may provide, by resolution, the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.

Section 7.        Special Meetings.  Special meetings of the board of directors may be called by or at the request of the president or any member of the board of directors.  The person or persons authorized to call special meetings of the board of directors may fix any convenient place as the place for holding any special meeting of the board called by them.

Section 8.        Meetings by Telephone.  Unless otherwise provided by the Articles, one or more members of the board of directors may participate in a meeting of the board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.  Such participation shall constitute presence in person at the meeting.

Section 9.        Notice of Meetings.  Notice of each meeting of the board of directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director at least two (2) days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery (including delivery by private courier) of written notice or by telephone, telegram, telex, cablegram or other similar method, except that in the case of a meeting to be held pursuant to Section 8 above, notice by telephone may be given one (1) day prior thereto.  The method of notice need not be the same to each director.  Notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address, when delivered or communicated to the director or when the telegram, telex, cablegram or other form of notice is personally delivered to the director or delivered to the last address of the director furnished by him to the Corporation for such purpose.  Neither the business to be transacted at nor the purpose of any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting unless otherwise required by statute.

Section 10.      Waiver of Notice.  Whenever notice is required by law, the Articles or these Bylaws to be given to the directors, a waiver thereof in writing signed by the director entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.  By attending or participating in a meeting, a director waives any required notice of such meeting unless, at the beginning of the meeting, he objects to the holding of the meeting or the transacting of business at the meeting.

Section 11.      Presumption of Assent.  A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting, contemporaneously requests that his dissent to the action taken be entered in the minutes of such meeting or gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the secretary of the Corporation immediately after adjournment of such meeting.  The right of dissent as to a specific action taken at a meeting of the board is not available to a director who votes in favor of such action.

Section 12.      Quorum and Manner of Acting.  Except as otherwise may be required by law, the Articles, or these Bylaws, a majority of the number of directors fixed in accordance with these Bylaws, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.  If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present.  No director may vote or act by proxy or power of attorney at any meeting of directors.

Section 13.      Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.  Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors and may be stated as such in any document.  Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein is effective when all directors have signed the consent, unless before such time, any director has revoked his consent by a writing signed by the director and received by the president or secretary of the Corporation.  All consents signed pursuant to this Section 13 shall be delivered to the secretary of the Corporation for inclusion in the minutes or for filing with the corporate records.

Section 14.      Executive and Other Committees.  The board of directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation, except that no such committee shall have the power or authority to: (a) declare dividends or distributions, (b) approve, recommend or submit to the shareholders actions or proposals required by law to be approved by the shareholders, (c) fill vacancies on the board of directors or any committee thereof, including any committee authorized by this Section 14, (d) amend the Bylaws, (e) approve a plan of merger not requiring shareholder approval, (f) authorize or approve the reacquisition of shares of the Corporation, unless pursuant to a general formula or method specified by the board of directors, or (g) authorize or approve the issuance or sale of, or any contract to issue or sell, shares of the Corporation’s stock or designate the terms of a series of a class of shares.  The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law.  Subject to the foregoing, the board of directors may provide such powers, limitations and procedures for such committees, as the board deems advisable.  To the extent the board of directors does not establish other procedures, each committee shall be governed by the procedures set forth in Sections 6 (except as they relate to an annual meeting) and 7 through 13 as if the committee were the board of directors.  Each committee shall keep regular minutes of its meetings, which shall be reported to the board of directors when required and submitted to the secretary of the Corporation for inclusion in the corporate records.

Section 15.      Compensation.  By resolution of the board of directors, notwithstanding any personal interest of a director in such action, a director may be paid his expenses, if any, of attendance at each meeting of the board of directors and each meeting of any committee of the board of which he is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary, or both a fixed sum and a stated salary.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1.        Number and Qualifications.  The officers of the Corporation shall consist of a president, a secretary, a treasurer and such other officers, including a chairman of the board, one or more vice-presidents and a controller, as may from time to time be elected or appointed by the board.  In addition, the board of directors or the president may elect or appoint such assistant and other subordinate officers, including assistant vice presidents, assistant secretaries and assistant treasurers, as it or he shall deem necessary or appropriate.  Any number of offices may be held by the same person.  All officers must be a natural person at least eighteen (18) years old.

Section 2.        Election and Term of Office.  Except as provided in Sections 1 and 6 of this Article IV, the officers of the Corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders as provided in Section 6 below.  If the election of officers shall not be held as provided herein, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until the expiration of his term in office if elected or appointed for a specified period of time, or until his earlier death, resignation or removal.

Section 3.        Compensation.  Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors and no officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.  Election or appointment as an officer shall not of itself create a contract or other right to compensation for services performed as such officer.

Section 4.        Resignation.  Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the Corporation, by giving written notice to the president or to the board of directors.  An officer’s resignation shall take effect at the time specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.        Removal.  Any officer may be removed at any time by the board of directors, or, in the case of assistant and other subordinate officers, by the board of directors or the president (whether or not such officer was appointed by the president) whenever in its or his judgment, as the case may be, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer shall not in itself create contract rights.

Section 6.        Vacancies.  A vacancy in any office, however occurring, may be filled by the board of directors, or, if such office may be filled by the president as provided in Section 1 above, by the president, for the unexpired portion of the term..

Section 7.        Authority and Duties.  The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below and, as may be additionally specified by the president, the board of directors or these Bylaws (and in all cases where the duties of any officer are not prescribed by the Bylaws or by the board of directors, such officer shall follow the orders and instructions of the president), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

(a)           President.  The president shall, subject to the direction and supervision of the board of directors: (i) be the chief executive officer of the Corporation and have general and active control of its affairs and business and general supervision of its officers, agents and employees; (ii) unless there is a chairman of the board, preside at all meetings of the shareholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of president and as from time to time may be assigned to him by the board of directors.

(b)           Vice-Presidents.  The vice-president, if any (or if there is more than one then each vice-president), shall assist the president and shall perform such duties as may be assigned to him by the president or by the board of directors.  The vice-president, if there is one (or if there is more than one then the vice-president designated by the board of directors, or if there be no such designation then the vice-presidents in order of their election), shall, at the request of the president, or in his absence or inability or refusal to act, perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president.  Assistant vice-presidents, if any, shall have such powers and perform such duties as may be assigned to them by the president or by the board of directors.

(c)           Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation; (iv) keep at the Corporation’s registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.  Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

(d)           Treasurer.  The treasurer shall: (i) be the principal financial officer of the Corporation and have the care and custody of all its funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors or the president.  Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision by the treasurer.

Section 8.        Surety Bonds.  The board of directors may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9.        Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 10.      Absence or Disability of Officers.  In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.        Nature of Indemnity.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the Colorado Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Corporation.  The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 of this Article V, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.  The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2.        Procedure for Indemnification of Directors and Officers.  Any indemnification of a director or officer of the Corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly and in any event within 30 days, upon the written request of the director or officer.  If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request.  If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Colorado Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation.  Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Colorado Business Corporation Act, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.        Nonexclusivity of Article V.  The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 4.        Insurance.  The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article V.

Section 5.        Expenses.  Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 6.        Employees and Agents.  Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

Section 7.        Contract Rights.  The provisions of this Article V shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the Colorado Business Corporation Act or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 8.        Merger or Consolidation.  For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.        Regulation.  The board of directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

Section 2.        Shares Without Certificates.  Unless otherwise provided by the Articles or these Bylaws, the board of directors may authorize the issuance of any of its classes or series of shares without certificates.  Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

Section 3.        Form.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chairman of the board, the president or a vice-president and the secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.  If such a certificate is countersigned (a) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (b) by a registrar, other than the Corporation or its employee, the signature of any such chairman of the board, president, vice-president, or secretary may be facsimiles.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued, and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.  Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps.  In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.  The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 4.        Cancellation of Certificates.  All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for the same number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

Section 5.        Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.        Fixing a Record Date for Shareholder Meetings.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting.  If .no record date is fixed by the board of directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 7.        Fixing a Record Date for Action by Written Consent.  In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors.  If no record date has been fixed by the board of directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Colorado, its principal place of business, or an officer of agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 8.        Fixing a Record Date for Other Purposes.  In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 9.        Subscriptions for Stock.  Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors.  Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series.  In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

ARTICLE VII

GENERAL PROVISIONS

Section 1.        Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.        Checks, Drafts or Orders.  All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3.        Contracts.  The board of directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4.        Loans.  The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5.        Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 6.        Corporate Seal.  The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Colorado”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.        Voting Securities Owned By Corporation.  Voting securities in any other corporation held by the Corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.        Transactions with the Corporation.  The directors and officers of the Corporation may lend money to, act as surety for, and transact other business with the Corporation and shall have the same rights and obligations with respect thereto as a person who is not a director or officer of the Corporation, except that nothing contained in this section shall be construed to relieve a director or officer of the Corporation from any duties thereto.

Section 9.        Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10.      Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles, the Colorado Business Corporation Act or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 11.      Amendments.  These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board of directors unless the Colorado Business Corporation Act or the Articles reserve such power exclusively to the shareholders in whole or in part or the shareholders, in amending or repealing a particular bylaw provision, provide expressly that the directors may not amend or repeal such bylaw.

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CERTIFICATE

The undersigned hereby certifies that the foregoing Bylaws constitute the true and complete copy of the Amended and Restated Bylaws of CCSC/Blackhawk, Inc., as adopted by the Board of Directors of CCSC/Blackhawk, Inc. on the 22nd day of April, 2003.

/s/ Allan B. Solomon
Allan B. Solomon, Secretary